DATAMARINE INTERNATIONAL, INC.

                      SPECIAL MEETING OF STOCKHOLDERS

                               March 4, 1996


      The undersigned hereby appoints Peter D. Brown and David C. Thompson, and each of them, with full power of substitution, proxies to represent the undersigned at the Special Meeting of Stockholders of DATAMARINE INTERNATIONAL, INC. to be held March 4, 1996 at 9:30 a.m. at the offices of Goodwin, Procter & Hoar, Exchange Place, 26th Floor, Room 26A1, Boston, Massachusetts and at any adjournments or postponements thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all of the shares of DATAMARINE INTERNATIONAL, INC. standing in the name of the undersigned upon such business as may properly come before the meeting.


      PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.


                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                              -------------
                                                             | SEE REVERSE |
                                                             |    SIDE     |
                                                              -------------


[X]  Please mark
     votes as in
     this example.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR AS SET FORTH IN THE PROXY STATEMENT AND FOR PROPOSALS 2 AND 3.

1.  Election of Director

Nominee:  Dale N. Hatfield

          FOR     WITHHELD
          [ ]        [ ]


                                               FOR    AGAINST    ABSTAIN
2.  Approval of the 1995 Stock Option          [ ]      [ ]        [ ]
    Plan for Non-Employee Directors.

3.  Approval of Amendment to Articles          [ ]      [ ]        [ ]
    of Organization Regarding Place of
    Stockholders' Meetings.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         [ ]  MARK HERE FOR             [ ]  I PLAN TO ATTEND
              ADDRESS CHANGE                 IN PERSON
              AND NOTE AT LEFT


Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: ---------------------------------  Date ------------------

Signature: ---------------------------------  Date ------------------